Exhibit 32.1

Certification of Principal Executive Officer

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q for the quarter ended March 31, 2023 (the “Report”) of ETF Managers Group Commodity Trust I (the “Registrant”) and its Fund, as filed with the U.S. Securities and Exchange Commission on the date hereof, I, Samuel Masucci III, the Principal Executive Officer of the Registrant, hereby certify, to the best of my knowledge, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: May 15, 2023	By:	/s/ Samuel Masucci III
	Name:	Samuel Masucci III
	Title:	Principal Executive Officer
ETF Managers Group Commodity Trust I